Exhibit 99.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of April 15, 2005, between Music & Arts Center, Inc., a Maryland corporation (the “Company”), and Kenneth O’Brien (the “Executive”).  This Agreement shall become effective as of the Effective Time as such term is defined in that certain Agreement and Plan of Merger, dated as of February 8, 2005, by and among Guitar Center Stores, Inc., a Delaware corporation (“GCSI”), GCSI Acquisition Corp., a Maryland corporation, the Company, the Executive and the other parties thereto (the “Merger Agreement”).  Unless otherwise capitalized herein, defined terms used in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

RECITALS:

A.                                   The execution and delivery of this Agreement is a material inducement to GCSI to enter into the Merger Agreement and to consummate the transactions contemplated therein.

B.                                     Upon the effectiveness of this Agreement, all prior employment agreements and related understandings between (i) the Company and any Company predecessor and (ii) the Executive shall be terminated and replaced by this Agreement.  As used in this Agreement with respect to the Company, the terms “Company Predecessor” and/or “predecessor” shall be deemed to include Music & Arts Center, Inc., a Maryland corporation, and any Affiliate (as defined in Section 2(a) hereof) thereof.

C.                                     Executive desires to render services to the Company upon the terms and subject to the conditions and other provisions set forth herein.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       EMPLOYMENT; EFFECT OF THIS AGREEMENT.

(a)                                  Upon the terms and subject to the conditions of this Agreement, the Company shall employ the Executive, and the Executive accepts employment with the Company, for the period beginning as of the Effective Time and ending as provided in Section 4 hereof (the “Employment Period”).

(b)                                 At the Effective Time, this Agreement shall constitute the sole agreement relating to the employment and compensation of Executive by the Company and shall supersede all prior agreements, arrangements and understandings of any sort whatsoever relating to services provided to the Company or any predecessor (including, without limitation, salary, bonus, perquisites, stock-based compensation and director’s fees), each of which shall be deemed terminated without any liability to the Company.

2.                                       POSITION AND DUTIES.

(a)                                  During the Employment Period, the Executive shall initially serve as the President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer of the Company, or such other duties and responsibilities with the Company or any present or future subsidiary, parent, Affiliate or division of the Company (collectively, the “Affiliates”) as the Board of Directors (the “Board”) of Guitar Center, Inc., a Delaware corporation and the parent of GCSI (the “Parent”), or the Chief Executive Officer of Parent may request from time to time.  The general business policy of the Company shall be established by the Company’s Board of Directors.

(b)                                 The Executive shall devote his best efforts and substantially all of his business time, attention and energies (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Affiliates.  The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, and businesslike manner.  Except with the prior written approval of the Board, Executive during the Employment Period will not (i) accept any other employment with a third party, (ii) serve on the board of directors or similar body of any other business entity or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that in the reasonable determination of the Board is or may be competitive with, or that might place him in a competing position to or otherwise conflict with, that of the Company or any of its Affiliates.

3.                                       BASE SALARY AND BENEFITS.

(a)                                  During the Employment Period, the Executive’s base salary shall be $350,000 per annum or such higher rate as the Board may designate from time to time (the “Base Salary”), which salary shall be payable in such installments as is the policy of the Company with respect to its executive employees and shall be subject to federal, state and local withholding and other payroll taxes.  In addition, during the Employment Period, the Executive shall be entitled to participate in the employee benefit programs for which all executives of Parent and the Company are generally eligible.

(b)                                 In addition to the Base Salary, for each fiscal year ending during the Employment Period, Executive shall also be eligible to receive an annual performance bonus of up to 75% of Base Salary at the discretion of the Compensation Committee of the Board; such amount to be pro rated with respect to the applicable fiscal year.  Executive must be an employee on the last day of the relevant fiscal year for which the bonus relates in order to be eligible to participate therein.

(c)                                  The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses.

(d)                                 During the employment period, the Executive shall be entitled to three weeks paid vacation during each 12-month period worked.

(e)                                  Executive shall be granted options to purchase 35,000 shares of Parent common stock to be granted at the same time during the first year of this Agreement as the annual general grants made to employees of it and its other Affiliates and on the same terms; provided, however, that if the Board elects to provide alternative forms of equity compensation for senior management (e.g., restricted stock, performance stock, performance options, etc.), such grant shall be the equivalent level of such an alternative security as determined by the Board.

4.                                       TERM; SEVERANCE.

(a)                                  Unless renewed by mutual agreement between the Company and the Executive, the Employment Period provided for in this Agreement shall end on the May 1, 2010 (the “Scheduled Termination Date”) whereupon this Agreement shall terminate; provided, however, that (i) the Employment Period shall terminate prior to such date upon the death or Disability (as hereinafter defined) of Executive; (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause; and (iii) the Employment Period may be terminated by the Executive for Reasonable Justification (as defined below).

(b)                                 If the Employment Period is terminated by the Company without Cause or by the Executive for Reasonable Justification on or prior to the Scheduled Termination Date, the Executive shall be entitled to receive as severance (i) accrued but unpaid Base Salary, plus the continuation of Executive’s current annual Base Salary as in effect immediately prior to the date of termination for (A) a twenty-four (24) month period commencing on the date of termination in the event that the Executive’s employment is terminated on or prior to the second anniversary of this Agreement, and (B) a twelve (12) month period commencing on the date of termination in the event that the Executive’s employment is terminated at any time after the second anniversary of this Agreement and prior to the Scheduled Termination Date (such period, as applicable, the “Severance Period”); (ii) a lump sum amount equal to the last annual cash bonus (excluding any portion thereof that the Chief Executive Officer of the Parent considered extraordinary and non-recurring) Executive received prior to termination, if any (the Company shall not be obligated to pay any bonus with respect to the fiscal year in which the date of termination occurs, regardless of the financial performance of the Company or any other Company policy or prior practice); (iii) any unpaid vacation accrued through the date of termination in accordance with Company policy, if any; (iv) reimbursement for all outstanding expenses incurred by Executive prior to the date of termination in compliance with Section 3(c); and (v) during the Severance Period (or, if shorter, the maximum period for which Executive is eligible for coverage under COBRA), payment of Executive’s applicable monthly premium under COBRA, unless in the case of any of the foregoing clauses (i) through (v) the Executive shall materially violate the provisions of this Agreement or any Ancillary Agreement to which he is a party, in which case the provisions of Section 12(a)(iii) shall apply.  For purposes of this Section 4(b), benefits will not include participation in any bonus or equity incentive pool.  The aforementioned severance payments will be made periodically in the same amounts and at the same intervals as Base Salary, bonus, expense reimbursement and medical benefits (as applicable) were paid immediately prior to termination of employment.

(c)                                  If the Employment Period is terminated for any reason other than by the Company without Cause or by the Executive for Reasonable Justification, the Executive shall be entitled to receive only (i) the Base Salary and then only to the extent such amount has accrued through the date of termination and (ii) the amounts described in subsection 4(b)(iii) and (iv).

(d)                                 Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein or as required under this Agreement, all of the Executive’s rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.  In the event that the Employment Period is terminated by the Company without Cause or by the Executive for Reasonable Justification, the Executive’s sole and exclusive remedy shall be to receive the severance payments and benefits described in Section 4(b) hereof.

(e)                                  From and after any termination of employment with the Company, Executive agrees that he will not disparage or denigrate to any person any aspect of his past relationship with the Company or any of its Affiliates, nor the character of the Company or any of its Affiliates or their respective agents, representatives, products, or operating methods, whether past, present, or future, and whether or not based on or with reference to their past relationship; provided, however, that this subsection shall have no application to any evidence or testimony requested of Executive by any court or government agency.  In the event any government agency or any of Company’s or any of its Affiliates’ present or future labor unions, adverse parties in actual or potential litigation, suppliers, service providers, employees or customers initiate communications with the Executive, the Executive agrees that he will inform any such persons, consistent with this paragraph, of his change in status and direct such persons to an appropriate office or current employee of Company.

(f)                                    For purposes of this Agreement, “Cause” means (i) the ongoing and repeated failure by the Executive to perform such lawful duties consistent with Executive’s position as are reasonably requested by the Board or the Chief Executive Officer of Parent in good faith as documented in writing to the Executive; (ii) the Executive’s ongoing and repeated neglect of his duties on a general basis, notwithstanding written notice of objection from the Board or a Chief Executive Officer and the expiration of a thirty (30) day cure period; (iii) the commission by the Executive of any act of fraud, theft or criminal dishonesty with respect to the Company or any of its Affiliates, or the conviction of the Executive of any felony; (iv)  the Executive’s failure to adhere to all policies and procedures established by the Company from time to time in its discretion, generally applicable to all executives of the Company and disclosed to Executive, including without limitation, any policies related to sexual harassment, anti-discrimination and similar employment practices; (v) the commission of any act involving moral turpitude that (x) brings the Company or any of its Affiliates into public disrepute or disgrace, or (y) causes material injury to the customer relations, operations or the business prospects of the Company or any of its Affiliates; or (vi) material breach by the Executive of this Agreement, including, without limitation, any breach by the Executive of the provisions of Sections 6 or 7 hereof or of the Noncompetion Agreement dated even herewith, not cured within thirty (30) days after written notice to Executive from the Board; provided, however, that in the event of an intentional breach, the Executive shall not have the opportunity to cure.

(g)                                 For purposes of this Agreement the term “Disability” means any long-term disability or incapacity which (i) renders the Executive unable to substantially perform all of his duties hereunder for ninety (90) days during any 180 day period or (ii) would reasonably be expected to render the Executive unable to substantially perform all of his duties for ninety (90) days during any 180 day period, in each case as determined by the Board in its good faith judgment after seeking and reviewing advice from a qualified physician.

(h)                                 For purposes of this Agreement, the term “Reasonable Justification” means any voluntary termination by the Executive of his employment with the Company within ninety (90) days after the occurrence of any of the following events without Executive’s written consent: (i) the Executive is directed to perform an act that the Executive reasonably believes after consultation with counsel to be in contravention of law, or which the Executive reasonably believes would subject the Company and himself to material liability, despite his prior express written objection addressed to the Board of Parent with respect to such action; (ii) there has been any material reduction in the nature or scope of Executive’s responsibilities, or the Executive is assigned duties that are materially inconsistent with his position (in each case, other than on a temporary basis); (iii) there is any material reduction in the Executive’s compensation or a material reduction in Executive’s other benefits (other than reductions in benefits that generally affect all employees entitled to such benefits ratably); (iv) the Executive is required by the Company or any of its Affiliates, after written objection by the Executive addressed to the Chief Executive Officer of the Parent, to relocate his principal place of employment outside a radius of fifty (50) miles from his place of employment immediately prior to such relocation; or (v) there is a material failure by the Company or any of its Affiliates to perform any of its obligations to the Executive under this Agreement; provided, however, that with respect to breaches of clauses (ii), (iii) or (v), the Company shall be given written notice by Executive of such breach and thirty (30) days to cure such breach.

(i)                                     Upon termination of the Employment Period for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any of its Affiliates.  For a reasonable period of time following the date of termination, Executive agrees to make himself available to the Company to answer telephone inquiries related to the transition of his duties.  Executive’s obligations pursuant to this sentence are a material inducement to the Company’s entering into this Agreement with Executive.

(j)                                     Notwithstanding anything in this Agreement to the contrary, if Executive is a “key employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, no payment shall be made under Section 4(b)(i) or (ii) hereof before the date which is six (6) months after the date of the Executive’s separation from service or, if earlier, the Executive’s date of death (the earlier of such dates shall be the “409A Payment Date”).  In the event the preceding sentence applies, (i) any payments due under Section 4(b)(i) or (ii) on and after the 409A Payment Date shall be paid in accordance with the terms of this Agreement, and (ii) upon the 409A Payment Date, Executive shall be paid a lump sum in an amount equal to the total of all amounts that, but for the preceding sentence, would have been paid prior to the 409A Payment Date under Section 4(b)(i) or (ii) hereof.

5.                                       RELEASE OF CLAIMS.  As a condition to the receipt of the payments described in Section 4 and any other post-termination benefits, (a) Executive shall be required to execute a general release of all claims arising out of Executive’s employment or the termination thereof including, without limitation, any claim of discrimination under state or Federal laws, (b) any right of revocation or similar right shall have expired without adverse action by Executive, and (c) the release shall have become effective, enforceable, and irrevocable.

6.                                       NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION.

(a)                                  The Executive shall not disclose to a third party or use for his personal benefit or for the benefit of a third party, at any time, either during the Employment Period or thereafter, any Confidential Information (as defined below) of which the Executive is on the date hereof or hereafter becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive’s performance in good faith of duties assigned to the Executive by the Company.  The Executive will take all reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  The Executive shall deliver to the Company at the termination of the Employment Period or at any time the Company may request all memoranda, notes, plans, records, reports, computer files and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Affiliates that the Executive may then possess or have under his control.

(b)                                 As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or its Affiliates in connection with their businesses, including but not limited to (i) information, observations and data obtained by the Executive while employed by the Company (including those obtained prior to the date of this Agreement) concerning the business, affairs or assets of the Company and its Affiliates, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form.  Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information.  Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

(c)                                  Executive agrees that (i) he shall not induce or persuade other employees of the Company or any of its Affiliates to join him in any activity prohibited by this Section 6 and (ii) during the one year period immediately after termination of Executive’s employment with the Company, Executive will not, directly or indirectly, either for himself or for any other person, firm, company, corporation or enterprise, call upon, solicit, divert or take away or attempt to take away or attempt to solicit, divert or take away any of the customers, business or patrons of the Company or any of its Affiliates upon whom Executive called or solicited or to whom Executive catered or with whom he became acquainted while in the employ of the Company or any Affiliate or predecessor thereof.

7.                                       INVENTIONS AND PATENTS.  The Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) that relate to the business of the Company or the business of any of its Affiliates, whether actual or currently anticipated, research and development or existing or future products or services and that are conceived, developed or made by the Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”) belong to the Company or such Affiliate.  The Executive will promptly disclose such Work Product as may be susceptible of such manner of communication to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its Affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

California Employee Patent Act Notification.  In accordance with Section 2872 of the California Employee Patent Act, West’s Cal. Lab. Code Section 2870 et. seq., if applicable, Executive is hereby advised that Section 7 does not apply to any invention, new development or method (and all copies and tangible embodiments thereof) made solely by Executive for which no equipment, facility, material, Confidential Information or intellectual property of the Company or any of its Affiliates was used and which was developed entirely on Employee’s own time; provided, however, that Section 7 shall apply if the invention, new development or method (i) relates to the Company’s or any of its Affiliates’ actual or demonstrably anticipated businesses or research and development, or (ii) results from any work performed by Executive for the Company or any of its Affiliates.

8.                                       EMPLOYMENT AT-WILL.  Subject to the termination and severance obligations, if any, provided for in this Agreement or any successor severance agreement, Executive hereby agrees that his employment with the Company is “at-will” and that the Company may dismiss him and terminate his employment with the Company without notice and without regard to (i) any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) any statements made to Executive, whether made orally or contained in any document, pertaining to Executive’s relationship with the Company, or (iii) the presence or absence of Cause.  Inclusion under any benefit plan or compensation arrangement will not give the Executive any right or claim to any benefit hereunder except to the extent such right has become fixed under the express terms of this Agreement.

9.                                       INSURANCE.  The Company may, for its own benefit, maintain “keyman” life and disability insurance policies covering the Executive.  The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

10.                                 EXECUTIVE REPRESENTATIONS.

(a)                                  Executive hereby represents and warrants to the Company and Parent that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the executive is subject, (b) the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company and the Executive, this Agreement will be a valid and binding obligation of the Executive, enforceable in accordance with its terms.

(b)                                 During the Employment Period, Executive shall adhere to all policies and procedures established by the Company from time to time in its discretion, generally applicable to all Executives of the Company and disclosed to Executive, including without limitation, any policies related to sexual harassment, anti-discrimination and similar employment practices.

(c)                                  Executive represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that he desired, he availed himself of such right.  Executive further represents that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

11.                                 NOTICES.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail (postage prepaid and return receipt requested), sent via facsimile to the intended recipient at the number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

If to the Parent or Company, to:

c/o Guitar Center Stores, Inc.
5795 Lindero Canyon Road

Westlake Village, California 91362
Attention:  General Counsel
Facsimile:  (818) 735-4923

with a copy to:

Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, California 94025
Attention:  Anthony J. Richmond, Esq.
Facsimile:  (650) 328-4600

If to the Executive, to the address noted on the signature page of this Agreement, or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such communication shall deemed to have been delivered and received (a) when delivered, if personally delivered, sent by facsimile or sent by overnight courier, and (b) on the fifth business day following the date posted, if sent by U.S. mail.

12.                                 GENERAL PROVISIONS.

(a)                                  SEVERABILITY/ENFORCEMENT.

(i)                                     It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Without limiting the generality of the preceding sentence, if at the time of enforcement of Section 6 or 7 hereof, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the failure of all or any of such provisions to be enforceable shall not impair or affect the obligations of the Company to pay compensation or severance obligations under this Agreement.

(ii)                                  Because the Executive’s services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement by the Executive.  Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(iii)                               In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive materially violates any provision of Section 6 or 7 hereof or any Ancillary Agreement (and such violation, if unintentional on the part of the Executive, continues for a period of ten (10) days following receipt of written notice from the Company), any severance payments then or thereafter due from the Company to the Executive may be terminated forthwith and upon such election by the Company, the Company’s obligation to pay and the Executive’s right to receive such severance payments shall terminate and be of no further force or effect.  The Executive’s obligations under Sections 6 or 7 hereof shall not be limited or affected by, and such provisions shall remain in full force and effect notwithstanding the termination of any severance payments by the Company in accordance with this Section 12(a)(iii).  The exercise of the right to terminate such payments shall not be deemed to be an election of remedies by the Company and shall not in any manner modify, limit or preclude the Company from exercising any other rights or seeking any other remedies available to it at law or in equity.

(b)                                 COMPLETE AGREEMENT.  This Agreement, those documents expressly referred to herein and all other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(c)                                  SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate; provided, however, that the rights and obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

(d)                                 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

(e)                                  Unless otherwise provided herein, in the event that there shall be a dispute (a “Dispute”) among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration before a single arbitrator in New York, New York, administered by the American Arbitration Association (the “AAA”), in accordance with AAA’s employment ADR rules.  The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties.  The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance.

(f)                                    The Company will pay the direct costs and expenses of the arbitration.  Executive and the Company are responsible for their respective attorneys’ fees incurred in connection with enforcing this Agreement; provided, however, that Executive and the

Company agree that, except as may be prohibited by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party.

(g)                                 JURISDICTION, ETC.

(i)                                     Without limiting generality of the arbitration provisions of Section 12(e) hereof, each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in the State of Delaware and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(ii)                                  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Delaware State or Federal court.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii)                               The Company and the Executive further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

(h)                                 PARENT AS THIRD PARTY BENEFICIARY; AMENDMENT AND WAIVER.  Parent is an intended third party beneficiary of this Agreement and may enforce it as if a party hereto.  The provisions of this Agreement may be amended and waived only by a written instrument executed by Parent, the Company and Executive which makes express reference to this Agreement and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(i)                                     WAIVER OF JURY TRIAL.  The parties have carefully considered the proper forum for the resolution of any dispute under this Agreement in order to assure expeditious attention to any such dispute by a trained member of the judiciary.  ACCORDINGLY, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(j)                                     HEADINGS.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(k)                                  COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(l)                                     CONSTRUCTION.  The parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent.  If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

MUSIC & ARTS CENTER, INC.

By:	/s/ Allan Greenberg
Authorized Signatory

EXECUTIVE

/s/ Kenneth O’Brien
Kenneth O’Brien

Address for Notice:

Signature Page to Employment Agreement